UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 20, 2014 Dr. Christine Ichim assigned to Regen Biopharma, Inc. ( the “Company”) all right, title, and interest in and to the invention described in US Patent Application Serial No. 13/652,395 relating to methods and compositions for modulating NR2F6 for therapeutic applications. In particular, methods and compositions comprising modulators of NR2F6 for modulating stem cell growth, proliferation and differentiation and for treating associated conditions and diseases. As Consideration by the Company to Dr. Ichim for the rights the Company is required to issue to Dr. Ichim 100,000 of the Company’s common shares.

The foregoing description of the Assignment is not complete and is qualified in its entirety by reference to the text of the Assignment , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

On November 20, 2014 the Company and Dr. Christine Ichim entered into a consulting agreement (“Consulting Agreement”). Pursuant to the Consulting Agreement, Dr. Ichim shall invent for the Company the following:

a) Cord Blood Small Molecule (“CBSM invention”)

b) Cancer Small Molecule Ligand Binding (“CSMLB Invention”)

c) Cancer Small Molecule Alpha helix Inhibitor (“CSMAI Invention”)

d) Cancer Small Molecule using 170 Compound List (“CSM170 Invention”)

and shall assign to the Company 100% of her right, title, and interest in the above named inventions and any and patent applications filed for the above named inventions (as well as such rights in any divisions, continuations in whole or part or substitute applications).

Consideration to be paid by the company to Dr. Ichim pursuant to the Consulting Agreement shall consist of the following:

i)	As consideration for the invention, patent prosecution and assignment of all right, title and interest to CBSM invention Dr. Ichim shall be issued One Hundred Thousand Common Shares of the Company and Three Thousand Dollars, such shares to be issued and dollars to be paid upon the filing with the United States patent and Trademark Office of a provisional applications for patent for the CBSM Invention
ii)	As consideration for the invention, patent prosecution and assignment of all right, title and interest to CSMLB invention Dr. Ichim shall be issued One Hundred Thousand Common Shares of the Company and Three Thousand Dollars, such shares to be issued and dollars to be paid upon the filing with the United States patent and Trademark Office of a provisional applications for patent for the CSMLB Invention
iii)	As consideration for the invention, patent prosecution and assignment of all right, title and interest to CSMAI invention Dr. Ichim shall be issued One Hundred Thousand Common Shares of the Company and Three Thousand Dollars, such shares to be issued and dollars to be paid upon the filing with the United States patent and Trademark Office of a provisional applications for patent for the CSMAI Invention
iv)	As consideration for the invention, patent prosecution and assignment of all right, title and interest to CSM170 invention Dr. Ichim shall be issued One Hundred Thousand Common Shares of the Company and Three Thousand Dollars, such shares to be issued and dollars to be paid upon the filing with the United States patent and Trademark Office of a provisional applications for patent for the CSM170 Invention
v)	Dr. Ichim shall be entitled to royalties during the term of any patent granted for the CBSM invention, CSMLB invention ,CSMAI invention and CSM170 invention of 5% of Net Sales made by the Company of the CBSM invention, CSMLB invention ,CSMAI invention and CSM170 invention. Net Sales" means the monetary consideration actually received by Company for the transfer of the invention less any of the following items

(a) outbound shipping, storage, packing and insurance expenses;

(b) distributor discounts;

(c) allowance for doubtful accounts or uncollectible accounts receivable;

(d) amounts repaid or credited as a result of rejections, defects, or returns

(e) sales and other excise taxes (excluding VAT), tariffs, export license fees and duties paid to a governmental entity

(f) sales commissions.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the text of the Consulting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	Assignment
10.2	Consulting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regen Biopharma, Inc.

Dated: November 24, 2014	By: /s/ David Koos
David Koos
Chief Executive Officer